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                                                                     EXHIBIT 4.9

                                                                       EXECUTION


                                       GUARANTY

         THIS GUARANTY (as the same may be amended, modified or supplemented from time to time, this "GUARANTY"), dated as of May 30, 1996, is made by each of the corporations that are signatories hereto either upon execution hereof as of the date hereof or by execution of an Addendum to Guaranty and Contribution Agreement in the form annexed hereto and made a part hereof as EXHIBIT "A" (each hereinafter referred to individually as a "GUARANTOR", and collectively as the "GUARANTORS") in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture hereinafter described (the "TRUSTEE") for the ratable benefit of the holders from time to time (the "HOLDERS") of the Senior Secured Notes (as hereinafter defined).

         All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Indenture (as hereinafter defined) unless the context otherwise requires.

                                       RECITALS

         A. Four M Corporation (the "ISSUER") is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the ("INDENTURE"), between the Issuer and the Trustee, pursuant to which the Issuer will issue $170 million principal amount of its 12% Senior Secured Notes due 2006 (including all Series A and Series B Senior secured notes to be issued from time to time pursuant to the Indenture, collectively, the "SENIOR SECURED NOTES") the proceeds of which will be used to fund in part the acquisition by the Issuer and its Subsidiaries of substantially all of the assets of St. Joe Container Company and to refinance certain outstanding indebtedness of the Issuer and its Subsidiaries;

         B. Each Guarantor is a direct or indirect Subsidiary of the Issuer, and will derive both direct and indirect economic benefit from the proceeds of the Senior Secured Notes and other financial accommodations made to the Issuer under the Indenture; and

         C. It is a condition to the purchase of the Senior Secured Notes by the Holders that the Guarantors execute and deliver this Guaranty to guarantee the payment and performance by the Issuer of all of its Obligations (as defined in the Indenture) under the Indenture, the Senior Secured Notes and the Collateral Documents to which the Issuer is a party, and by each Guarantor of all of its Obligations under the Collateral Documents to which it is a party, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Issuer or such Guarantor but for the effect of the Bankruptcy Code, 11 U.S.C.Section 101 ET SEQ. (collectively, the "GUARANTEED OBLIGATIONS").

         NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Indenture or otherwise) heretofore, now or hereafter made to or for the benefit of the Issuer pursuant to the Indenture or any other

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agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantors and the Trustee agree as follows:

         1. THE GUARANTY. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations. This Guaranty is a guarantee of payment and not of collection. Each Guarantor understands, agrees and confirms that the Trustee may enforce this Guaranty up to the full amount guaranteed by the Guarantors hereunder against any and each of the Guarantors without proceeding against any other obligor, against any security for the Guaranteed Obligations or against any other Guarantor or other guarantor under any other guarantee covering the Guaranteed Obligations. All payments made by any Guarantor under this Guaranty shall be paid at the place and in the manner specified in the Indenture and the Senior Secured Notes.

         2. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         a. any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under the Indenture or the Senior Secured Notes, by operation of law or otherwise;

         b. any modification or amendment of or supplement to the Indenture, the Senior Secured Notes or any of the Collateral
    Documents;

         c. any release, non-perfection or invalidity of any direct or indirect security for, or any other guarantee of, any of the Guaranteed Obligations;

         d. any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in the Indenture or the Senior Secured Notes;

         e. the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Issuer or any other Person, whether in connection herewith or with any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         f. any invalidity or unenforceability relating to or against the Issuer for any reason of the Indenture or the Senior Secured Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on the Senior Secured Notes or any other amount payable by it under the Indenture and the Senior Secured Notes; or


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         g. any other act or omission to act or delay of any kind by the
    Issuer or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

In addition, the obligations of each Guarantor hereunder are joint and several with the obligations of each other Guarantor, guarantor or obligor in respect of the Guaranteed Obligations.

         3. AMENDMENTS, ETC. WITH RESPECT TO THE GUARANTEED OBLIGATIONS; WAIVER OF RIGHTS. Each Guarantor shall remain obligated hereunder notwithstanding that without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor any demand for payment of any of the Guaranteed Obligations made by the Trustee or the Holders may be rescinded by them and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or the Holders, and the Indenture or any Collateral Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee or the Holders may deem advisable from time to time or as provided in the Indenture or any Collateral Document, and any collateral security, guarantee or right of offset at any time held by the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. The Trustee and the Holders shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by the Trustee as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Trustee or the Holders may, but shall be under no obligation to, make a similar demand on the Issuer or any other Guarantor or guarantor, and any failure by the Trustee or the Holders to make any such demand or to collect any payments from the Issuer or any such other Guarantor or guarantor or any release of the Issuer or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Trustee and the Holders against any of the Guarantors.

         4. GUARANTY ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or the Holders upon this Guaranty or acceptance of this Guaranty, the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Issuer and any of the Guarantors, on the one hand, and the Trustee and the Holders , on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuer or any of the Guarantors with respect to the Guaranteed Obligations.
Each


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Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Indenture, any of the Senior Secured Notes, or any Collateral Document, entered into by the Issuer, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Holders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Issuer against the Trustee or the Holders, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Issuer or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuer for the Guaranteed Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Trustee and/or the Holders may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Issuer or any other Person (including any other Guarantor) or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or the Holders to pursue such other rights or remedies or to collect any payments from the Issuer or any such other Person (including any other Guarantor) or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Issuer or any such other Person (including any other Guarantor) or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee and/or the Holders against such Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Trustee, and its successors, indorsees, transferees and assigns, and the Holders from time to time of the Senior Secured Notes until all the Guaranteed Obligations and the obligations of any Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Indenture the Issuer may be free from any Guaranteed Obligations.

         5. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Except as specifically provided in Section 9 hereof, each Guarantor's obligations hereunder shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         6. WAIVER BY GUARANTORS. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

         7. SUBROGATION. Notwithstanding any payments made by any of the Guarantors under this Guaranty or any other Collateral Documents to which it is a party, no Guarantor shall be entitled to be subrogated to any of the rights of any other Guarantor, the Trustee or any Holder against the Issuer or any collateral security held by the Trustee for the payment of the


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Guaranteed Obligations until all amounts of principal of and interest and premium, if any, on the Senior Secured Notes and all other amounts payable by the Issuer under the Indenture and the Senior Secured Notes and by Guarantor under the other Collateral Documents have been paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine. Each Guarantor acknowledges that, concurrently with the execution and delivery of this Guaranty, it has executed and delivered the Contribution Agreement (the "CONTRIBUTION AGREEMENT"), dated of even date herewith, among Four M Corporation and each Guarantor, a form of which is attached hereto and made a part hereof as EXHIBIT "B". Without the prior written consent of Trustee, no Guarantor shall amend, modify or waive any provision of, or terminate, the Contribution Agreement.

         8. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture and the Senior Secured Notes shall nonetheless be payable by each Guarantor forthwith on demand by the Trustee.

         9. TERMINATION.

         a. This Guaranty shall terminate with respect to any Guarantor upon payment in full of the Guaranteed Obligations. Notwithstanding the foregoing, each Guarantor covenants that after any such termination it will reinstate this Guaranty if and to the extent that it reinstates such guarantee obligations or Liens with respect to obligations under the Indenture.

         b. In addition, if Issuer and its Restricted Subsidiaries shall
    (i) sell all the capital stock of another Restricted Subsidiary or
    (ii) elect to cause another Restricted Subsidiary to become an Unrestricted Subsidiary (each such affected Restricted Subsidiary, a "RELEASED SUBSIDIARY"), in each case if permitted by the provisions of the Indenture and in compliance with Sections 12.03 and 12.04 of the Indenture and with the other provisions of the Indenture, upon delivery of all documentation required under the Indenture, this Guaranty shall terminate with respect to such Released Subsidiary. Each Guarantor hereby consents to the release of any other Guarantor in accordance with the provisions of this Article 9.

         10. MISCELLANEOUS.

         a. BENEFITS OF GUARANTY; SUCCESSORS AND ASSIGNS. Nothing in this Guaranty, expressed or implied, shall give to any person, other than Trustee, the Holders and their respective successors, transferees and assigns hereunder, any benefit or any legal or equitable


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rights, remedy or claim under this Guaranty.  This Guaranty shall be binding upon each Guarantor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Holders and their respective successors, transferees and assigns. No Guarantor shall, without the prior written consent of Trustee, assign any rights, duties or obligations under this Guaranty.

         b. NOTICES. All notices, demands and other communications hereunder shall be given and shall be effective in accordance with the Indenture, except that notices to each Guarantor shall be given to its address set forth on the signature page hereof, or to such other address as each Guarantor may specify in writing from time to time to the Trustee.

         c. AMENDMENTS. Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by a statement in writing signed by the holders of the percentage of the aggregate principal amount of the Senior Secured Notes then outstanding required under the provisions of the Indenture and by each of the Guarantors.

         d. COUNTERPARTS. This Guaranty may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         e. NO ADVERSE INTERPRETATION OF OTHER GUARANTIES. This Guaranty may not be used to interpret another pledge, security or debt agreement of any Guarantor or any subsidiary of any Guarantor. No such pledge, security or debt agreement may be used to interpret this Guaranty.

         f. SEVERABILITY. The provisions of this Guaranty are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guaranty in any jurisdiction.

         g. HEADINGS. The headings in this Guaranty have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         h. ENTIRE AGREEMENT. This Guaranty, together with the Contribution Agreement and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Guaranty and is intended as a complete and exclusive statement of the terms and conditions thereof.

         i. SURVIVAL OF PROVISIONS. All representations, warranties and covenants of each Guarantor contained herein shall survive the execution and delivery of this Guaranty, and shall terminate only upon the full and final payment and performance of the Guaranteed Obligations.


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         j.   THIS GUARANTY SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS
OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY GUARANTOR AND TRUSTEE ON BEHALF OF THE HOLDERS IN CONNECTION WITH THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

         k. EACH GUARANTOR AGREES THAT TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER(S), HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST SUCH GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE. EACH GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SET OFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE. EACH GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

         l. EACH GUARANTOR AND TRUSTEE EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         m. EACH GUARANTOR AGREES THAT NEITHER TRUSTEE NOR ANY HOLDER SHALL HAVE ANY LIABILITY TO SUCH GUARANTOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON TRUSTEE OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF TRUSTEE OR SUCH HOLDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                               [Signature Pages Follow]


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         IN WITNESS WHEREOF, the undersigned Guarantors have caused this instrument to be duly executed and delivered to the Trustee as of the date first above written.

                             BOX USA GROUP, INC., a
                             New York corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By:  /s/ Mary B. Dopslaff
                                 --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             FOUR M PAPER CORPORATION,
                             a Delaware corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By:  /s/ Mary B. Dopslaff
                                 --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             PAGE PACKAGING CORPORATION,
                             a California corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By:  /s/ Mary B. Dopslaff
                                 --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             BOX USA, INC., a
                             Delaware corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595


                             By:  /s/ Mary B. Dopslaff
                                 --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


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                             FOUR M MANUFACTURING GROUP OF GEORGIA, INC., a
                             Pennsylvania corporation,
                             having an address at:
                             115 Stevens Avenue
                             Valhalla, New York 10595



                             By:  /s/ Mary B. Dopslaff
                                 --------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


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